Exhibit 99.1

NEWS RELEASE

Media Contact:                      Doug Kline
 Sempra Energy
 (877) 340-8875
 www.sempra.com

SEMPRA ENERGY ANNOUNCES INTENTION TO CONDUCT OFFERING OF
COMMON STOCK OF SEMPRA MÉXICO

SAN DIEGO, Feb. 25, 2013 -- Sempra Energy (NYSE:SRE) today announced that its Sempra México unit intends to offer, subject to market and other conditions, shares of its common stock in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The shares in this private offering will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the U.S., in accordance with Regulation S under the Securities Act.  The shares have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Concurrent with the private offering, Sempra México intends to offer, subject to market, regulatory and other conditions, shares of its common stock to investors in Mexico in an initial public offering to be registered in Mexico.  Sempra México has filed applications with the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or CNBV) for the registration of its shares with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the CNBV, and with the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) to list its shares for trading. The registration and listing of the shares is expected to be obtained on or before the closing of the offerings as required under the Mexican Securities Market Law (Ley del Mercado de Valores).

Sempra México is expected to sell shares representing between 15 percent and 20 percent of its ownership interest. The exact number of shares to be sold and the offering price of the shares will be determined at the time of the pricing of the offerings.  The closings of the offerings, which are expected to occur by April 2013, are conditioned on each other.

Sempra México expects to use the net proceeds of the offerings primarily for general corporate purposes, including the funding of its current investments and ongoing expansion plans.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the shares of Sempra México.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "would," "could," "should," "potential," "target," "outlook," "depends," "pursue" or similar expressions, and include statements regarding the company’s intent to offer the shares of Sempra México and to consummate the offerings of the shares.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; capital market conditions, including the availability of credit and the liquidity of investments; inflation, interest and exchange rates; the timing and success of business development efforts and construction, maintenance and capital projects, including risks inherent in the ability to obtain, and the timing of the granting of, permits, licenses, certificates and other authorizations; energy markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures; weather conditions, natural disasters, catastrophic accidents, and conservation efforts; risks posed by decisions and actions of third parties who control the operations of investments in which the company does not have a controlling interest; wars, terrorist attacks and cyber security threats; business, regulatory, environmental and legal decisions and requirements; expropriation of assets by foreign governments and title and other property disputes; the status of deregulation of retail natural gas and electricity delivery; the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company. These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on the company's website at www.sempra.com.

These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra International, LLC, and Sempra U.S. Gas & Power, LLC, are not the same companies as San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas) and Sempra International, LLC and Sempra U.S. Gas & Power, LLC are not regulated by the California Public Utilities Commission. Sempra International's underlying entities include Sempra México and Sempra South American Utilities. Sempra U.S. Gas & Power's underlying entities include Sempra Renewables and Sempra Natural Gas.